ATTN:

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW1 supplemental interest trust

Pei Yan Huang Fax: 212-623-5858

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900024528169 / 00020017326

DATE SENT:

30 May 2006

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW1 supplemental interest trust
(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 31, 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW1 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

6900024528169 / 00020017326

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

18 May 2006

Effective Date:

31 May 2006

Termination Date:

25 June 2010 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 June 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer Payment Dates:

The Fixed Rate Payer Period End Date.

Fixed Rate:

5.35700 percent

Fixed Rate Day Count Fraction:

30/360

Business Days:

New York, London

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 June 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Dates:

Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement.

B.     ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
AC No: 099997979

Payments to Counterparty in USD:

JPMorgan Chase Bank, NA ABA 021000021
Account No. 507947541 FFC: 10500449.3
Ref. JPMAC 2006-CW1

C.     OFFICES

JPMorgan:

NEW YORK

Counterparty:

ST PAUL

D.

DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

E.

SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of JPMorgan Chase Bank, N.A.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900024528169 / 00020017326

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name: Carmine Pilla

Title: Vice President

Accepted and confirmed as of the date

first written:

JPMorgan Chase Bank, National Association, not

in its individual capacity but solely as securities

administrator on behalf of the J.P. Morgan

Mortgage Acquisition Corp. 2006-ACC1

supplemental interest trust

/s/ Pei Huang

Name: Pei Huang

Title: Assistant Vice President

Your reference number: _____________________

Exhibit A

Start Date	End Date	Swap Balance
5/31/2006	6/25/2006	855,252,983.26
6/25/2006	7/25/2006	841,062,215.36
7/25/2006	8/25/2006	823,906,566.97
8/25/2006	9/25/2006	797,695,666.75
9/25/2006	10/25/2006	772,672,611.42
10/25/2006	11/25/2006	747,803,994.86
11/25/2006	12/25/2006	729,766,699.05
12/25/2006	1/25/2007	700,642,898.80
1/25/2007	2/25/2007	669,768,768.86
2/25/2007	3/25/2007	637,885,631.32
3/25/2007	4/25/2007	606,831,015.46
4/25/2007	5/25/2007	577,289,315.11
5/25/2007	6/25/2007	549,193,337.82
6/25/2007	7/25/2007	522,469,898.57
7/25/2007	8/25/2007	497,049,596.14
8/25/2007	9/25/2007	472,866,615.07
9/25/2007	10/25/2007	449,858,537.95
10/25/2007	11/25/2007	427,966,167.74
11/25/2007	12/25/2007	407,046,595.86
12/25/2007	1/25/2008	386,880,452.50
1/25/2008	2/25/2008	365,673,857.65
2/25/2008	3/25/2008	217,109,063.82
3/25/2008	4/25/2008	158,496,312.22
4/25/2008	5/25/2008	150,192,432.94
5/25/2008	6/25/2008	143,081,172.09
6/25/2008	7/25/2008	136,565,866.44
7/25/2008	8/25/2008	130,737,161.25
8/25/2008	9/25/2008	125,459,121.73
9/25/2008	10/25/2008	120,631,181.32
10/25/2008	11/25/2008	116,177,592.40
11/25/2008	12/25/2008	112,045,778.53
12/25/2008	1/25/2009	108,477,043.07
1/25/2009	2/25/2009	99,410,961.98
2/25/2009	3/25/2009	87,013,633.59
3/25/2009	4/25/2009	84,182,029.94
4/25/2009	5/25/2009	81,613,501.19
5/25/2009	6/25/2009	79,153,807.09
6/25/2009	7/25/2009	76,767,869.07
7/25/2009	8/25/2009	74,453,480.30
8/25/2009	9/25/2009	72,208,500.12
9/25/2009	10/25/2009	70,030,851.98
10/25/2009	11/25/2009	67,804,620.00
11/25/2009	12/25/2009	65,624,543.41
12/25/2009	1/25/2010	63,509,868.62
1/25/2010	2/25/2010	61,458,639.19
2/25/2010	3/25/2010	59,468,957.25
3/25/2010	4/25/2010	57,538,981.72
4/25/2010	5/25/2010	55,666,926.60
5/25/2010	6/25/2010	53,851,059.32

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 888 803 3606 Telex:

Cable:

Please quote the JPMorgan deal number(s): 6900024528169 / 00020017326.